UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 23, 2008

SPANSION INC.

(Exact name of registrant as specified in its charter)

State of Delaware	0-51666	20-3898239
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

915 DeGuigne Drive

P.O. Box 3453

Sunnyvale, California 94088-3453

(Address of principal executive offices, including zip code)

(408) 962-2500

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On December 23, 2008, Spansion LLC (“Spansion”), a wholly owned subsidiary of Spansion Inc. (the “Company”), Bank of America, N.A. (“B of A”) and other financial institutions entered into Amendment No. 5 to Credit Agreement and Amendment No. 3. to Security Agreement (the “Amendment”), which amended the Credit Agreement (as amended, the “Agreement”) and the Security Agreement, each dated as of September 19, 2005 among Spansion, B of A, as Agent, and the other financial institutions party thereto.

The Amendment, among other things, provides the following changes to the Agreement:

•	Amounts available for borrowing under the Agreement have been reduced from up to an aggregate of $175 million to up to an aggregate of $45 million.

•

Minimum cash flow requirements have been added to provide that on the last day of each of the following measurement periods Spansion is required, on a consolidated basis, to have cash flow of at least (or no more negative than):

Measurement Period	Cash Flow
The fiscal quarter ending on December 28, 2008	$(90,000,000)
The two consecutive fiscal quarters ending on March 29, 2009	$(100,000,000)
The three consecutive fiscal quarters ending on June 28, 2009	$(70,000,000)
The four consecutive fiscal quarters ending on September 27, 2009	$(85,000,000)
The five consecutive fiscal quarters ending on December 27, 2009	$(120,000,000)

•	The minimum EBITDA requirements have been revised to provide that on the last day of each of the following fiscal quarters Spansion is required to maintain EBITDA, on a consolidated basis, as follows:

Period Ending	EBITDA
December 28, 2008	$220,000,000
March 29, 2009	$240,000,000
June 28, 2009	$270,000,000
September 27, 2009	$280,000,000
December 27, 2009	$310,000,000

•

Commencing on January 1, 2009, the Applicable Margins (as defined in the Amendment) shall be adjusted (up or down) prospectively on a quarterly basis as determined by Spansion’s consolidated financial performance, calculated pursuant to the terms of the Amendment. Adjustments in Applicable Margins shall be determined by reference to the following:

Applicable Margins

Level	Fixed Charge Coverage Ratio	Base Rate Revolving Loans	LIBOR Revolving Loans	Letter of Credit Fee	Unused Line Fee
I	> 1.50	1.25%	3.25%	3.25%	0.50%
II	< 1.50, but > 1.25	1.50%	3.50%	3.50%	0.50%
III	< 1.25, but > 1.00	1.75%	3.75%	3.75%	0.50%
IV	< 1.00	2.25%	4.25%	4.25%	0.50%

The Amendment also (i) imposes an availability block at all times in the amount of $25 million, (ii) permits certain indebtedness to be incurred by Spansion from UBS Bank USA (“UBS”) and the incurrence of liens on certain auction rate securities created in favor of UBS to secure such indebtedness, and (iii) waives any existing EBITDA covenant default.

The preceding description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, which the Company intends to file as an exhibit to its Annual Report on Form 10-K for the fiscal year ended December 28, 2008.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 24, 2008, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of the Company canceled payment of any bonuses the Company’s Chief Executive Officer and other named executive officers may be eligible to receive in 2009 under the Company’s 2008 Pay for Performance (the “PFP Plan”). The PFP Plan provides that the Company may at its discretion change, modify or terminate the PFP Plan, in whole or in part, with or without notice or cause.

Item 8.01	Other Events

The actions taken by the Compensation Committee on December 24, 2008 referred to in Item 5.02 above also apply to certain other employees of the Company and its subsidiaries who may be eligible to receive in 2009 bonuses or cash payments under the PFP Plan or the 2008 Profit Sharing Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPANSION INC.

By:	/s/ Robert C. Melendres
	Name:	Robert C. Melendres
	Title:	Executive Vice President, Chief Legal Officer and Secretary

Date: December 29, 2008

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